                                                                FORM OF SALE AND
                                                             SERVICING AGREEMENT
                                                                       OHS DRAFT
                                                                         8/26/96



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                        CHASE MANHATTAN BANK USA, N.A.,
                        a National Banking Association

                            as Seller and Servicer


                                      and


                   CHASE MANHATTAN AUTO OWNER TRUST 199_-_,

                                   as Issuer






                         ----------------------------
                         ----------------------------


                         SALE AND SERVICING AGREEMENT

                         Dated as of __________, 199_


                         ----------------------------
                         ----------------------------




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


                               TABLE OF CONTENTS


Section                                                                    Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.               Definitions.....................................   1

SECTION 1.2.               Usage of Terms..................................  24

[SECTION 1.3.              Simple Interest Method; Allocations............. 24]


                                  ARTICLE II

                           CONVEYANCE OF RECEIVABLES

SECTION 2.1.               Conveyance of Receivables.......................  25

SECTION 2.2.               Closing.........................................  26


                                  ARTICLE III

                                THE RECEIVABLES

SECTION 3.1.               Representations and Warranties of Seller;
                           Conditions Relating to Receivables..............  26

SECTION 3.2.               Repurchase Upon Breach or Failure of a
                           Condition.......................................  31

SECTION 3.3.               Custody of Receivable Files.....................  31

SECTION 3.4.               Duties of Servicer as Custodian.................  32

SECTION 3.5.               Instructions; Authority to Act..................  33

SECTION 3.6.               Custodian's Indemnification.....................  33

SECTION 3.7.               Effective Period and Termination................  33


                                  ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.1.               Duties of Servicer..............................  34

SECTION 4.2.               Collection of Receivable Payments;

                           Refinancing.....................................  35



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Section                                                                    Page


SECTION 4.3.               Realization Upon Receivables....................  35

SECTION 4.4.               [Reserved]......................................  36

SECTION 4.5.               Maintenance of Security Interests in
                           Financed Vehicles...............................  36

SECTION 4.6.               Covenants of Servicer...........................  36

SECTION 4.7.               Purchase of Receivables Upon Breach.............  37

SECTION 4.8.               Servicing Fee...................................  38

SECTION 4.9.               Servicer's Certificate..........................  38

SECTION 4.10.              Annual Statement as to Compliance...............  38

SECTION 4.11.              Annual Audit Report.............................  39

SECTION 4.12.              Access by Holders to Certain Documentation
                           and Information Regarding Receivables...........  40

SECTION 4.13.              Reports to Holders and the Rating
                           Agencies........................................  40


                                   ARTICLE V

                        TRUST ACCOUNTS; DISTRIBUTIONS;
                       STATEMENTS TO CERTIFICATEHOLDERS

SECTION 5.1.               Establishment of Trust Accounts.................  41

SECTION 5.2.               Collections.....................................  43

SECTION 5.3.               [Reserved]......................................  44

SECTION 5.4.               Additional Deposits.............................  44

SECTION 5.5.               Distributions...................................  44

SECTION 5.6.               Net Deposits....................................  46


SECTION 5.7.               Statements to Certificateholders and
                           Noteholders.....................................  46


                                                 ii

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Section                                                                    Page

                                  ARTICLE VI

                                  THE SELLER

SECTION 6.1.               Representations of Seller.......................  48

SECTION 6.2.               Liability of Seller; Indemnities................  50

SECTION 6.3.               Merger or Consolidation of Seller...............  51

SECTION 6.4.               Limitation on Liability of Seller and
                           Others..........................................  51

SECTION 6.5.               Seller May Own Notes and Certificates...........  51


                                  ARTICLE VII

                                 THE SERVICER

SECTION 7.1.               Representations of Servicer.....................  51

SECTION 7.2.               Liability of Servicer; Indemnities..............  53

SECTION 7.3.               Merger or Consolidation of Servicer.............  54

SECTION 7.4.               Limitation on Liability of Servicer and
                           Others..........................................  54

SECTION 7.5.               Servicer Not To Resign..........................  56

SECTION 7.6.               Delegation of Duties............................  56


                                 ARTICLE VIII

                        EVENTS OF SERVICING TERMINATION

SECTION 8.1.               Events of Servicing Termination.................  56

SECTION 8.2.               Trustee to Act; Appointment of Successor........  58

SECTION 8.3.               Notification to Noteholders and
                           Certificateholders..............................  59


SECTION 8.4.               Waiver of Past Defaults.........................  59



                                      iii

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                                  ARTICLE IX

                                  TERMINATION

SECTION 9.1.               Optional Purchase of All Receivables;
                           Trust Termination...............................  60

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

SECTION 10.1.              Amendment.......................................  61

SECTION 10.2.              Protection of Title to Owner Trust Estate.......  63

SECTION 10.3.              [Reserved]......................................  65

SECTION 10.4.              Governing Law...................................  65

SECTION 10.5.              Notices.........................................  65

SECTION 10.6.              Severability of Provisions......................  66

SECTION 10.7.              Assignment[; References to Chase USA]...........  66

SECTION 10.8.              Certificates and Notes Nonassessable and
                           Fully Paid......................................  66

SECTION 10.9.              Third-Party Beneficiaries.......................  67

SECTION 10.10.             Assignment to Trustee...........................  67

SECTION 10.11.             Limitation of Liability of Owner Trustee
                           and Trustee.....................................  67


                                   SCHEDULES

Schedule A                 -        List of Receivables
Schedule B                 -        Location of Receivable Files


                                   EXHIBITS

Exhibit A                  -        Form of Servicer's Certificate

Exhibit B                  -        Form of Certificateholder Report



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

                  This Sale and Servicing Agreement, dated as of __________, 199_ (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is made between CHASE MANHATTAN BANK USA, N.A., a National Banking Association ("Chase USA" or the "Seller" and the "Servicer" in its respective capacities as such), and CHASE MANHATTAN AUTO OWNER TRUST, 199_-_, as issuer (the "Issuer").


                             W I T N E S S E T H :

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Accrued Interest" on a Receivable, as of any date of determination, means that amount of interest accrued on the Principal Balance at the APR but not paid by or on behalf of the Obligor.

                  "Administration Agreement" means the Administration Agreement dated as of _______, 199___, among the Issuer, the Administrator, the Trustee and the Seller, as the same may be amended and supplemented from time to time.

                  "Administrator" means _______________, a _____________,
as administrator.

                  "Administration Fee" with regard to a _________ means the fee payable to the Administrator for services rendered pursuant to the Administration Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

                  "Aggregate Net Losses" means, with respect to a Collection Period, the amount equal to (i) the principal balance of the Receivables that became Defaulted Receivables during such Collection Period minus (ii) the Liquidation Proceeds allocable to principal collected during such Collection Period with respect to any Defaulted Receivables.

                  "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of interest stated in the Receivable.

                  "Assertion" has the meaning specified in Section 4.11.

                  "Authenticating Agent" has the meaning specified in
Section 2.13 of the Indenture and shall initially be the corporate trust office of The Chase Manhattan Bank, and its successors and assigns in such capacity.

                  "Authorized Officer" means any officer of the Owner Trustee, Trustee or Servicer who is authorized to act on behalf of the Owner Trustee, Trustee or Servicer, as applicable, and who is identified as such on the list of authorized officers delivered by each such party.

                  "Basic Documents" means the Certificate of Trust, the Indenture, the Depository Agreements, the Sale and Servicing
Agreement, the Trust Agreement, the Administration Agreement and other documents and certificates delivered in connection therewith.

                  "Benefit Plan" has the meaning specified in Section
11.12 of the Trust Agreement.

                  "Book-Entry Certificates" means beneficial interests in the Certificates, the ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign
Clearing Agency as described in Section 3.10 of the Trust
Agreement.

                  "Book-Entry Notes" means beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 2.10 of the Indenture.

                  "Business Day" means a day, other than a Saturday or a Sunday, on which the Trustee and banks located in New York, New
York and [________________________] are open for the purpose of conducting a commercial banking business.




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

                  "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code 3801 et seq., as amended from time to time.

                  "Capital Accounts" has the meaning specified in
Section 5.7 of the Trust Agreement.

                  "CEDEL" means Centrale de Livraison de Valeurs
Mobilieres, S.A.

                  "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Owner Trust
Estate, substantially in the form of Exhibit A to the Trust
Agreement.

                  "Certificate Balance" $________ as of the Closing Date and, thereafter, shall be an amount equal to such initial
Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders. The
Certificate Balance shall also be reduced on any Distribution
Date by the excess, if any, of (i) the sum of (A) the Certificate
Balance and (B) the outstanding principal amount of the Notes (in each case after giving effect to amounts in respect of principal to be deposited in the Certificate Distribution Account and the Note Distribution Account on such Distribution Date), over
(ii) the Pool Balance as of the close of business on the last day of the preceding the Collection Period. Thereafter, the Certificate Balance shall be increased to the extent that any portion of the Total Distribution Amount is available to pay the existing
Certificateholders' Principal Carryover Shortfall, but not by more then the aggregate reductions in the Certificate Balance set forth in the preceding sentence.

                  "Certificate Depository Agreement" means the agreement among the Issuer, the Owner Trustee, the Servicer and The
Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Certificates, substantially in the form attached as Exhibit C to the Trust
Agreement, as the same may be amended and supplemented from time to time.

                  "Certificate Distribution Account" has the meaning specified in Section 5.1 of the Trust Agreement.

                  "Certificate Final Scheduled Distribution Date" means the ______________ Distribution Date.


                  "Certificate of Trust" means the Certificate of Trust in the form of Exhibit B to the Trust Agreement to be filed for the Issuer pursuant to Section 3810(a) of the Business Trust
Statute.

                  "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry



                                       3
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Certificate, as reflected on the books of the Clearing Agency or
Foreign Clearing Agency or on the books of a direct or indirect
Clearing Agency Participant.

                  "Certificate Pool Factor" as of the close of business on a Distribution Date means a eight-digit decimal figure equal to the Certificate Balance (after giving effect to distributions made on such date) divided by the initial Certificate Balance.
The Certificate Pool Factor will be 1.00000000 as of the Cutoff
Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

                  "Certificate Rate" means ___% per annum.

                  "Certificate Register" and "Certificate Registrar" means the register maintained and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

                  "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request, waiver or demand pursuant to any of the Basic Documents, the interest evidenced by any Certificate registered in the name of the Seller, the Servicer or any Person controlling, controlled by, or under common control with, the Seller or the Servicer shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained; provided, however, that in determining whether the Owner Trustee shall be protected in relying upon any such consent, request, waiver or demand, only
Certificates that an Authorized Officer of the Owner Trustee knows to be so owned shall be so disregarded.

                  "Certificateholders' Distributable Amount" means with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the
Certificateholders' Interest Distributable Amount.

                  "Certificateholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the

Certificateholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of the interest at the Certificate Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

                  "Certificateholders' Interest Distributable Amount" means, for any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest
Carryover Shortfall for such Distribution Date.



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


                  Certificateholders' Monthly Interest Distributable Amount" means, for any Distribution Date, one month's interest
(or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but exceeding such Distribution Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, the Certificate Balance on the Closing Date.) Interest shall be computed on the basis of a 360-year of twelve 30-day months for purposes of this definition.

                  "Certificateholders' Monthly Principal Distributable Amount" means, for any Distribution Date prior to the Distribution Date on which the Outstanding Amount of the Notes is reduced to zero, zero; and for any Distribution Date commencing on or after the Distribution Date on which the Outstanding Amount of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution
Date to reduce the outstanding principal balance of the Class A-2 Notes to zero, which shall be deposited into the Note
Distribution Account).

                  "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of
(i) the Certificateholders' Principal Distributable Amount, over
(ii) the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current
Distribution Date.

                  "Certificateholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the

Certificateholder's Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided that the Certificateholders' Principal
Distributable Amount shall not exceed the Certificate Balance.
In addition, on the Certificate Final Scheduled Distribution
Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Receivable owned by Issuer as of the last day of the immediately preceding the Collection Period and (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate
Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note
Distribution Account. [In addition, on any Distribution Date on which, after giving effect to all distributions to [Servicer, Administrator,] the Noteholders and the Certificateholders on such Distribution Date, (i) the outstanding principal balance of the Notes is zero and (ii) the amount on deposit in the Reserve

Account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.]

                  "Chase Connecticut Loan" means a motor vehicle retail installment sales contract or purchase money loan serviced by Chase USA and either originated by The Chase Manhattan Bank of
Connecticut, National Association or originated pursuant to the agreements with automobile dealers who regularly originated and sold such contracts and loans to The Chase Manhattan Bank of Connecticut, National Association.

                  "Chase Florida Loan" means a motor vehicle retail installment sales contract or purchase money loan serviced by Chase USA and either originated by The Chase Manhattan Private
Bank of Florida, National Association or originated pursuant to the agreements with automobile dealers who regularly originated and sold such contracts and loans to The Chase Manhattan Private Bank of Florida, National Association.

                  "Chase Lincoln Loan" means a motor vehicle retail installment sales contract or purchase money loan serviced by Chase USA and either originated by Chase Lincoln First Bank, National Association or originated pursuant to the agreements with automobile dealers who regularly originated and sold such contracts and loans to Chase Lincoln First Bank, National Association.


                  "Chase Maryland Loan" means a motor vehicle retail installment sales contract or purchase money loan serviced by Chase USA and either originated by The Chase Manhattan Bank of
Maryland or originated pursuant to the agreements with automobile dealers who regularly originated and sold such contracts and loans to The Chase Manhattan Bank of Maryland.

                  "Chase USA Delaware" means Chase Manhattan Bank USA, N.A., a national banking association having its principal executive offices located at 802 Delaware Avenue, Wilmington, Delaware 19801 and shall not mean the Seller or the Servicer unless Chase USA Delaware succeeds to the interests of Chase USA hereunder in connection with the Proposed Merger or otherwise.

                  "Class A-1 Interest Rate" means ___% per annum.

                  "Class A-1 Notes" means the Class A-1 ___% Asset Backed Notes, substantially in the form of Exhibit D to the Indenture.

                  "Class A-2 Interest Rate" means ___% per annum.

                  "Class A-2 Notes" means the Class A-2 ___% Asset Backed Notes, substantially in the form of Exhibit E to the Indenture.

                  "Closing Date" means ___________, 199__.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities
Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency (including a Foreign Clearing Agency).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collected Interest" means, with respect to a Collection Period, the portion of all payments by or on behalf of Obligors received by the Servicer during such Collection Period allocable to interest (other than with respect to Repurchased Receivables or Defaulted Receivables), including any proceeds of the sale or other disposition by the Servicer of a Financed Vehicle prior to the related Receivable becoming a Defaulted

Receivable.

                  "Collected Principal" means, with respect to a Collection Period, the portion of all payments by or on behalf of Obligors received by the Servicer during such Collection Period allocable to principal (other than with respect to Repurchased Receivables or Defaulted Receivables), including any proceeds of the sale or other disposition by the Servicer of a Financed Vehicle prior to the related Receivable becoming a Defaulted Receivable.

                  "Collection Account" has the meaning specified in
Section 5.1(a)(i).

                  "Collection Period" means each calendar month beginning __________, 199_ until the Trust shall terminate pursuant to
Article IX of the Trust Account.

                  "Collections" means all collections in respect of Receivables.

                  "Corporate Trust Office" shall mean the [New York office] of the Trustee or Owner Trustee, as applicable.

                  "Cutoff Date" means __________, 199__.

                  "Dealer" means the dealer which sold a Financed Vehicle and which originated or assisted in the origination of the Receivable relating to such Financed Vehicle under a Dealer
Agreement.

                  "Dealer Agreement" means any agreement and, if applicable, assignment under which the Receivables were originated by or through a Dealer and sold to the Seller or an affiliate of the Seller.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Defaulted Receivable" means a Receivable (other than a Repurchased Receivable) as to which the Servicer has determined based on its usual collection practices and procedures, during any Collection Period, that eventual payment in full of the Amount Financed (including accrued interest thereon) is unlikely;
provided that such loss recognition cannot be later than the calendar month in which more than 10% of the scheduled payment becomes 240 days delinquent.


                  "Definitive Notes" means Notes issued in certificated, fully registered form as provided in Section 2.12 of the Indenture.

                  "Definitive Certificates" means Certificates issued in certificated, fully registered form as provided in Section 3.12 of the Trust Agreement.

                  "Delaware Trustee" has the meaning specified in
Section 10.1 of the Trust Agreement.

                  "Delinquency Percentage" means, for any Distribution Date, the sum of the outstanding principal balances of all Receivables which were 60 days or more delinquent (including
Receivables, which are not Defaulted Receivables, relating to Financed Vehicles that have been repossessed), as of the end of the Collection Period immediately preceding such Distribution
Date, determined in accordance with the Servicer's normal practices, such sum expressed as a percentage of the Pool Balance as of the close of business on the last day of such Collection
Period.

                  "Delivery" when used with respect to Trust Account Property means:

                           (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the Relevant UCC and which are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in

                  Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or
                  (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificate security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage
                  Corporation or by the Federal National Mortgage
                  Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable
                  Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities;

                  the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                           (c) with respect to any item of Trust Account Property that is an uncertificated security under
                  Article 8 of the UCC and that is not governed by clause
                  (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

                  "Deposit Date" means the Business Day immediately preceding each Distribution Date.

                  "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

                  "Depository Agreements" mean, collectively, the
Certificate Depository Agreement and the Note Depository
Agreement.

                  "Determination Date" means the 10th calendar day of the month (or, if such 10th calendar day is not a Business Day, the Business Day preceding the 10th calendar day of the month) immediately succeeding the related Collection Period.

                  "Distribution Date" means, in the case of the first Collection Period, ________, 199_, and in the case of every Collection Period thereafter, the 15th day of the following month, or if the 15th day is not a Business Day, the next following Business Day, commencing with the first Distribution
Date.

                  "Eligible Deposit Account" means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution, which shall initially be The Chase Manhattan Bank, and may be maintained with The Chase Manhattan
Bank so long as the Seller is a Qualified Trust Institution; or

(b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution, which may be the Seller so long as The Chase Manhattan Bank is a Qualified
Institution.

                  "ERISA" has the meaning specified in Section 11.12 of the Trust Agreement.

                  "Executive Officer" means, with respect to any corporation or bank, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or bank, and with respect to any partnership, any general partner thereof.

                  "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, in its capacity as the operator of the Euroclear system.

                  "Event of Default" means an event specified in Section
5.1 of the Indenture.

                  "Events of Servicing Termination" means an event specified in Section 8.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expenses" has the meaning specified in Section 8.2 of the Trust Agreement.

                  "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC" means the Federal Home Loan Mortgage
Corporation or any successor thereto.

                  "Final Scheduled Distribution Date" means for (a) the Class A-1 Notes, the ____________ Distribution Date, and (b) the
Class A-2 Notes, the ____________ Distribution Date.

                  "Final Scheduled Maturity Date" means the last day of the Collection Period immediately preceding the Certificate Final
Scheduled Distribution Date.

                  "Financed Vehicle" means, with respect to a Receivable, the new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under such Receivable.

                  "FNMA" means the Federal National Mortgage Association

or any successor thereto.

                  "Foreign Clearing Agency" means CEDEL and the Euroclear Operator.

                  "General Partner" means _____________________ as
general partner under the Trust Agreement.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.
A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Holder" or "Holders" means, unless the context otherwise requires, both Certificateholders and Noteholders.

                  "Indemnified Parties" has the meaning specified in
Section 8.2 of the Trust Agreement.

                  "Indenture" means the Indenture dated as of _________, 199_, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

                  "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent engineer, appraiser or other expert appointed by the Issuer and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

                  "Insolvency Event" means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial
Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
(b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making of such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

  "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Account.

                  "Issuer" means Chase Manhattan Auto Trust 199_-_ until a successor replaces it and, thereafter, means such successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any of its authorized officers and delivered to the Trustee.

                  "Late Fees" means any late charges, credit related

extension fees, non-credit related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

                  "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind other than tax liens, mechanics' liens or any other liens that attach to a Receivable by operation of law.

                  "Liquidation Proceeds" means, with respect to any Receivable, (i) insurance proceeds, (ii) the monies collected during a Collection Period from whatever source on a Defaulted Receivable and (iii) proceeds of a Financed Vehicle sold after repossession, in each case net of any liquidation expenses and payments required by law to be remitted to the Obligor.

                  "Moody's" means Moody's Investors Service, Inc., and its successors and assigns.

                  "Note" means a Class A-1 Note or a Class A-2 Note.

                  "Note Depository Agreement" means the agreement among the Issuer, the Servicer, the Trustee and The Depository Trust
Company, as the initial Clearing Agency, dated as of the Closing
Date, relating to the Notes, as the same may be amended or supplemented from time to time.

                  "Note Distribution Account" means the account designated as such, established and maintained pursuant to
Section 5.1.

                  "Note Owner" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a direct or indirect Clearing Agency
Participant.

                  "Note Pool Factor" for each class of Notes as of the close of business on a Distribution Date means an eight-digit decimal figure equal to the outstanding principal balance of such class of Notes divided by the original outstanding principal balance of such class of Notes. The Note Pool Factor for each class of Notes will be 1.00000000 as of the Cutoff Date;
thereafter, the Note Pool Factor for each class of Notes will decline to reflect reductions in the outstanding principal balance of such class of Notes.

                  "Noteholder" means the Person in whose name a Note is

registered on the Note Register.

                  "Noteholders' Distributable Amount" means, for any Distribution Date, the sum of the Noteholders' Principal
Distributable Amount and the Noteholders' Interest Distributable
Amount.

                  "Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of (x) the Noteholders'
Interest Distributable Amount for the preceding Distribution
Date, over (y) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding
Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of each class on the preceding
Distribution Date, to the extent permitted by law, at the applicable Interest Rate from such preceding Distribution Date through the current Distribution Date.

                  "Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (x) the Noteholders' Monthly
Interest Distributable Amount for such Distribution Date and
(y) the Noteholders' Interest Carryover Shortfall for such
Distribution Date.

                  "Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, in the case of each class of Notes, one month's interest (or, in the case of the first
Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the applicable Interest Rate on the outstanding principal balance of the Notes of such class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).
Interest for purposes of this definition shall be computed on the basis of a 360-day year of twelve 30-day months.

                  "Noteholders' Monthly Principal Distributable Amount" means, for any Distribution Date, the Principal Distribution
Amount.

                  "Noteholders' Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of
(x) the Noteholders' Principal Distributable Amount over (y) the amount in respect of principal that is actually deposited in the Note Distribution Account.

                  "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the Noteholder's
Monthly Principal Distributable Amount for such Distribution Date and (ii) the Noteholders' Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Final Scheduled Distribution Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of such class of Notes to zero.

                  "Note Register" and "Note Registrar" have the meanings specified in Section 2.4 of the Indenture.

                  "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

                  "Officer's Certificate" means a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Seller or Servicer, as appropriate, meeting the requirements of Section 11.1 of the Indenture.

                  "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) reasonably acceptable in form and substance to the Trustee, meeting the requirements of Section 11.1 of the Indenture.

                  "Optional Purchase Percentage" shall be 5%.

                  "Original Pool Balance" shall be $________________.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                           (a)  Notes therefore canceled by the Note
                  Registrar or delivered to the Note Registrar for cancellation;

                           (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes (provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, has been made); and

                           (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that an Authorized Officer of the Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

                  "Outstanding Amount" means, as of any date of determination, the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding as of such date.

                  "Owner Trust Estate" means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Article II, all funds on deposit from time to time in the Trust Accounts (other than the Note Distribution Account) and the Certificate Distribution Account and all other property of Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to this Agreement.

                  "Owner Trustee" means __________, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner
Trustee thereunder.

                  "Paying Agent" means:  (a) when used in the Indenture

or otherwise with respect to the Notes, the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer; and (b) when used in the Trust Agreement or otherwise with respect to the Certificates, the Owner Trustee or any other paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement.

                  "Permitted Investments" means, at any time, any one or more of the following obligations and securities:

                             (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United
                  States of America;

                            (ii) general obligations of or obligations guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated A-l+ or AAA by Standard & Poor's and P-1 or Aaa by Moody's or, in either case, such lower rating (as confirmed in writing by a Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Notes and the Certificates by such Rating Agency;

                           (iii) commercial paper which is then rated P-1 by Moody's and A-l+ by Standard & Poor's or, in either case, such lower rating (as confirmed in writing by a Rating Agency) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Notes and the Certificates by such Rating
                  Agency;

                            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company
                  (including the Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities which short term unsecured deposit obligations of such depository institution or trust company are then rated P-1 by Moody's and A-l+ by Standard & Poor's or, in either case, such lower rating (as confirmed in writing by a Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Notes and the Certificates by such Rating Agency;

                             (v) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution and such deposits or certificates of deposit are fully insured by the FDIC;

                            (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (A) the short term unsecured debt or deposits of which are rated P-1 by Moody's and A-l+ by Standard & Poor's or the long-term unsecured debt of which are rated Aaa by Moody's and AAA by Standard & Poor's or (B) in the case of either Rating Agency, are otherwise confirmed in writing by such Rating Agency as investments as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Notes and the Certificates by such Rating Agency;

                           (vii) repurchase obligations with respect to any security described in clauses (i) or (ii) herein or any other security issued or guaranteed by the FHLMC, FNMA or any other agency or instrumentality of the United
                  States of America which is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in (iv) above;

                          (viii) investments in money market funds, which funds (A) are not subject to any sales, load or other similar charge; and (B) are rated at least AAAM or AAAM-G by Standard & Poor's and Aaa by Moody's; and

                            (ix) such other investments where either (A) the short-term unsecured debt or deposits of the obligor on such investments are rated A-l+ by Standard & Poor's and P-1 by Moody's or (B) such investments are confirmed by a Rating Agency (in writing) or investments as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Notes and the Certificates by such Rating

                  Agency.

                  Permitted Investments include money market mutual funds (so long as such fund has the ratings specified in clause (viii) hereof), including, without limitation, the VISTA U.S. Government
Money Market Fund or any other fund for which The Chase Manhattan
Bank, an affiliate of the Seller, [Trustee], [Owner Trustee] or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) The Chase Manhattan Bank,
[Trustee], [Owner Trustee] or an affiliate thereof charges and collects fees and expenses from such funds for services rendered,
(ii) The Chase Manhattan Bank, [Trustee], [Owner Trustee] or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. The Trust, the Owner Trustee and the Trustee specifically authorize The Chase Manhattan Bank,
[Trustee], [Owner Trustee] or an affiliate thereof to charge and collect all fees and expenses from such funds for services rendered to such funds (but not to exceed investment earnings), in addition to any fees and expenses The Chase Manhattan Bank, [Trustee] or [Owner Trustee], as applicable, may charge and collect for services rendered pursuant to this Agreement and the Basic Documents.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Physical Property" has the meaning specified in the definition of "Delivery" above.

                  "Pool Balance" as of any date of determination means the aggregate Principal Balance of the Receivables, calculated as of the close of business on such date.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.


                  "Principal Balance" of a Receivable, as of any date of determination, means the Amount Financed minus that portion of all payments received on or prior to such date allocable to principal. The Principal Balance of a Defaulted Receivable or a Repurchased Receivable shall be deemed to be zero, in each case, as of such date.

                  "Principal Distribution Amount" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (a) that portion of all Collections received during such Collection Period and allocable to principal in accordance with Servicer's customary servicing procedures; (b) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by Seller or purchased by Servicer under an obligation which arose during the related Collection Period; and
(c) the Principal Balance of each Receivable that became a Defaulted Receivable during such Collection Period.

                  "Proceeding" means any suit in equity, action or law or other judicial or administrative proceeding.

                  "Proposed Merger" means, as of the Closing Date, the proposed merger of Chase USA into Chase USA Delaware, a Delaware banking corporation.

                  "Qualified Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Deposit Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

                  "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long term deposits rating of not less than BBB- by Standard & Poor's and "Baa3" by Moody's.

                  "Rating Agency" means any of Standard & Poor's [and] Moody's or [___________________].

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Seller, the Servicer, the Trustee and the Owner Trustee in writing, that such action will not result in reduction or withdrawal of rating of any outstanding Note or Certificate with respect to which it is the Rating Agency.

                  "Receivable" means a retail installment sale contract or purchase money promissory note and security agreement executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder (other than interest accrued and unpaid as of the Cutoff Date), which Receivable shall be identified on Schedule A to this Agreement.

                  "Receivable Files" means the documents specified in
Section 3.3.

                  "Receivables Pool" means the pool of Receivables included in the Trust.

                  "Record Date" means, with respect to any Distribution Date, the Business Day prior to such Distribution Date unless
Definitive Notes or Definitive Certificates are issued, in which case Record Date shall mean the last day of the immediately preceding calendar month.

                  "Redemption Date" means in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture or a payment to Noteholders pursuant to Section 10.1(b) of the Indenture, the Distribution Date specified by the Servicer or the Issuer pursuant to such Section 10.1(a) or (b), as applicable.

                  "Redemption Price" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, an amount equal to the Outstanding Amount of the Notes plus accrued and unpaid interest thereon to but excluding the Redemption Date, or (b) in the case of payment made to Noteholders pursuant to Section 10.1(b) of the Indenture, the amount on deposit in the Note Distribution Account, but not in excess of the amount set forth in clause (a).

                  "Relevant UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Repurchase Amount" of a Repurchased Receivable or any Receivable purchased by the Servicer pursuant to Section 9.1 means the sum, as of the last day of the Collection Period on which such Receivable becomes such, of the Principal Balance thereof plus the Accrued Interest thereon; of a Defaulted
Receivable means the sum, as of the last day of the Collection

Period on which such Receivable is to be purchased, of the principal balance thereof plus the Accrued Interest thereon (the accrued interest for the Collection Period in which such Receivable became a Defaulted Receivable to be calculated at a rate equal to one-twelfth of the sum of the Certificate Rate and the Servicing Fee Rate.

                  "Repurchased Receivable" means a Receivable repurchased by the Seller pursuant to Section 3.2 or purchased by the Servicer pursuant to Section 4.7.

                  "Required Deposit Rating" shall be a short-term certificate of deposit rating from Moody's of P-1 and from S&P of A-l+, and a long-term unsecured debt rating of not less than AA by Standard & Poor's and Aa3 by Moody's.

                  "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.1.

                  "Reserve Account Deposit" means an amount equal to $__________.

  "Reserve Account Transfer Amount" means, for any
Distribution Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution
Date) or (b) the amount, if any, by which (i) the sum of the amounts set forth in clauses (i) through (vi) of Section 5.5(c), inclusive, exceeds (ii) the amount on deposit in the Collection Account on such Distribution Date.

                  "Responsible Officer" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Sale Proceeds" has the meaning specified in
Section 9.1(b).

                  "Securities Act" means the Securities Act of 1933, as amended.


                  "Seller" means Chase Manhattan Bank USA, N.A. in its capacity as the seller of the Receivables under this Agreement, and each successor to Chase Manhattan Bank USA, N.A. (in the same capacity) pursuant to Section 6.3.

                  "Servicer" means Chase Manhattan Bank USA, N.A. in its capacity as the servicer of the Receivables under this Agreement, and each successor to Chase Manhattan Bank USA, N.A. (in the same capacity) pursuant to Section 7.3.

                  "Servicer's Certificate" means a certificate, substantially in the form of Exhibit A attached hereto, completed and executed by the Servicer by its chairman of the board, the president, treasurer, controller or any executive, senior vice president or vice president pursuant to Section 4.9.

                  "Servicing Fee" with regard to a Collection Period means the fee payable to the Servicer for services rendered during such Collection Period, determined pursuant to Section
4.8.

                  "Servicing Fee Rate" means [   ]% per annum.

                  "Specified Reserve Account Balance" means, with respect to any Distribution Date, the greater of (a) ___% of the Pool
Balance as of the close of business on the last day of the preceding Collection Period and (b) ____%; provided, however, that the amount in clause (a) with respect to a Distribution Date shall be equal to the amount calculated for such clause (a) for the Distribution Date immediately preceding such Distribution
Date if any of the following events occur: (i) the Aggregate
Net Losses realized from the Cut-off Date through the end of the Collection Period preceding such Distribution Date exceeds the amount equal to ____% of the Initial Pool Balance; (ii) the sum of (x) 12 times the Aggregate Net Losses realized during the Collection Period immediately preceding such Distribution Date plus (y) the aggregate Principal Balance as of the last day of the Collection Period immediately preceding such Distribution
Date of all Receivables which have not yet been liquidated as to which the Financed Vehicles securing such Receivables has been repossessed exceeds the amount equal to ____% of the Pool Balance at the beginning of such Collection Period; or (iii) the aggregate amount of scheduled payments that are delinquent by more than 60 days as of the end of the Collection Period immediately preceding such Distribution Date exceeds an amount equal to ____% of the Pool Balance as of the end of such Collection Period; provided, further, that the Specified Reserve
Account Balance shall not exceed the sum of the outstanding aggregate principal amount of the Notes and the Certificate
Balance, and that upon payment of all the interest and principal due on the Notes and the Certificates, the Specified Reserve
Account Balance will be zero.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, and its successors and assigns.

                  "Total Distribution Amount" means, for any Distribution Date, the sum of the aggregate collections (including any Liquidation Proceeds, any Purchase Amounts paid by the Seller and the Servicer and any amounts received from Dealers with respect to Receivables) received in respect of the Receivables during the related Collection Period and, under certain circumstances, Investment Earnings on the Trust Accounts during such Collection
Period. The Total Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of (i) any Receivables the Purchase
Amount of which has been included in the Total Distribution
Amount in a prior Collection Period, (ii) any Defaulted
Receivable after and to the extent of the reassignment of such Defaulted Receivable by the Trust to the Seller and (iii) any Late Fees.

                  "Trust Account Property" means the Trust Accounts and all amounts and investments held from time to time in any Trust
Account (whether in the form of deposit accounts, Physical
Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Deposit and all proceeds of the foregoing.

                  "Trust Accounts" has the meaning specified in
Section 5.1.

                  "Trust Agreement" means the Trust Agreement dated as of ______________, 199_, between Seller and Owner Trustee, as the same may be amended and supplemented from time to time.

                  "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to Trustee), including all proceeds thereof and the Reserve Account.

                  "Trust Indenture Act" or "TIA" means the Trust
Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "Trustee" means, initially, [__________], as Trustee under the Indenture, or any successor Trustee under the Indenture.


                  SECTION 1.2. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

                  [SECTION 1.3.   Simple Interest Method; Allocations.
All allocations of payments to principal and interest and determinations of periodic charges and the like on the Receivables shall be based on a year with the actual number of days in such year and twelve months with the actual number of days in each such month. Each payment on a Receivable shall be applied first to the amount of interest accrued on such Receivable to the date of receipt, then to reduce the scheduled principal amount outstanding on the Receivable to the extent of the remaining scheduled payment and then to any outstanding fees and Late Fees under the terms of the Receivable. Amounts paid by the Seller or the Servicer in respect of Repurchased Receivables shall be allocated first to any Accrued Interest and then to the Principal Balance of the related Receivable.]

                                  ARTICLE II

                           CONVEYANCE OF RECEIVABLES

                  SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer's delivery to and upon the order of the Seller of the Notes and the Certificates, the Seller does hereby sell, transfer, assign, and otherwise convey to the Issuer, without recourse (subject to the Seller's obligations herein):

                             (i) all right, title, and interest of the Seller in, to and under the Receivables listed in Schedule A hereto, all proceeds thereof and all amounts and monies due [or received] thereon on and after the Cutoff Date (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.2 or the purchase of Receivables by the Servicer pursuant to Section 4.7), together with the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and in any repossessed Financed Vehicles;

                            (ii) all right, title and interest of the Seller in any Liquidation Proceeds and in any proceeds of any extended warranties, theft and physical damage, credit life or credit disability policies relating to the Financed Vehicles or the Obligors;

                           (iii) all right, title and interest of the Seller in any proceeds from Dealer repurchase obligations relating to the Receivables; and

                            (iv)    all proceeds (as defined in the Relevant
                  UCC) of the foregoing.

                  In connection with such sale, the Seller agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables for the sale of accounts and chattel paper meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables to the Trust.

                  It is the intention of the Seller and the Issuer that the assignment and transfer herein contemplated constitute a sale of the Receivables, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Trust and the Receivables not be part of the Seller's estate in the event of an insolvency. In the event that such conveyance is deemed to be a pledge to secure a loan, the Seller hereby grants to the Issuer a first priority perfected security interest in all of the

Seller's right, title and interest in, to and under the items of property listed in clauses (i) through (iii) above, and in all proceeds (as defined in the Relevant UCC) of the foregoing, to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.2.    Closing.

                  The conveyance of the Receivables shall take place at the offices of [_______________] on the Closing Date, simultaneously with the closing of the transactions contemplated by the underwriting agreements related to the Notes and the Certificates and the other Basic Documents. Upon the acceptance by the Seller of the Notes and the Certificates, the ownership of each Receivable and the contents of the related Receivable File is vested in the Issuer, subject only to the lien of the Indenture.



                                  ARTICLE III

                                THE RECEIVABLES

                  SECTION 3.1. Representations and Warranties of Seller; Conditions Relating to Receivables.

                  (a) The Seller makes the following representations and warranties as to the Receivables on which the Issuer shall rely in acquiring the Receivables. Such representations and warranties shall speak as of the Cutoff Date unless otherwise specified, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                             (i) Schedule of Receivables. The information set forth in Schedule A hereto with respect to each Receivable is true and correct in all material respects, and no selection procedures materially adverse to the Holders has been utilized in selecting the Receivables from all receivables owned by the Seller which meet the selection criteria specified herein.

                            (ii) No Sale or Transfer. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer.

                           (iii) Good Title. Immediately prior to the transfer and assignment of the Receivables to the Issuer herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Issuer has either (i) good and marketable title to each Receivable, free and clear of all Liens and rights of others, other than the Lien of the Trustee under the Indenture, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each Receivable and the proceeds thereof.

                  (b) Each Receivable satisfies the following conditions as of the Cutoff Date unless otherwise specified and such conditions shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                             (i) Acquisition. Each Receivable has been acquired directly or indirectly from or made through a Dealer located in the United States (including the District of Columbia);

                            (ii) Security. Each Receivable is secured by a new or used automobile or light-duty truck;

                           (iii) Maturity of Receivables. Each Receivable conveyed hereby has a remaining maturity, as of the Cutoff
         Date, of not less than __ months nor greater than __ months, and (i) with respect to Receivables secured by new Financed Vehicles, an original maturity of at least __ months and not more than __ months and (ii) with respect to Receivables secured by used Financed Vehicles, an original maturity of at least __ months and not more than __ months;

                            (iv) Annual Percentage Rate. Each Receivable is a fully-amortizing fixed rate simple interest [or actuarial method] contract that provides for level scheduled monthly payments over its remaining term, and has an Annual
         Percentage Rate equal to or greater than __% and equal to or less than __% and is not secured by any interest in real estate;

                             (v)    No Repossessions.  Each Receivable is
         secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement of such Receivable;

                            (vi)    Obligor Not Subject to Bankruptcy
         Proceedings. Each Receivable has been entered into by an Obligor who has not been identified on the computer files of the Seller as in bankruptcy proceedings as of the Cutoff Date;

                           (vii) No Overdue Payments. Each Receivable has no payment that is more than 30 days past due as of the Cutoff
         Date;

                          (viii) Advance Payments. Each Receivable has not been paid more than three months in advance as of the Cutoff
         Date;

                            (ix)    Remaining Principal Balance.  Each
         Receivable had a remaining principal balance, as of the Cutoff Date, of at least $________ and not greater than $________;


                             (x) No Force Placed Insurance. As of the Cutoff Date, each Receivable is secured by a Financed Vehicle that was not insured by a force placed insurance policy or any vendor's single interest and non-filing insurance policy.

                            (xi) Receivable Files. The Receivable Files shall be kept at one or more of the locations specified in Schedule B hereto.

                           (xii) Characteristics of Receivables. Each Receivable (a) has been originated in the form of a credit sales transaction by a Dealer or a purchase money loan through a Dealer located in one of the States of the United States (including the District of Columbia) for the retail financing of a Financed Vehicle, has been fully and properly executed by the parties thereto and, if a retail installment sales contract, has been purchased by the Seller from such Dealer or an affiliate of the Seller, and has been validly assigned by such Dealer or an affiliate of the Seller to the Seller in accordance with its terms; (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (c) provides for fully amortizing level scheduled monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the [simple interest] [actuarial] method.

                          (xiii) Compliance with Laws. Each Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complies on and after the Cutoff Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity
         Act, the Fair Credit Reporting Act, the Federal Trade
         Commission Act, the Magnuson-Moss Warranty Act, Federal
         Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit
         Code, and any other consumer credit, equal opportunity, and disclosure laws applicable to such Receivable and sale thereof.

                           (xiv) Binding Obligation. Each Receivable constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights.

                            (xv) No Government Obligor. Each Receivable is not due from the United States of America or any state or from any agency, department, instrumentality or political subdivision of the United States of America or any state or local municipality, and each Receivable is not due from a business except to the extent that such Receivable has a personal guaranty.

                           (xvi) Security Interest in Financed Vehicle. Immediately prior to the sale and assignment thereof to the Issuer as herein contemplated, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of or for the benefit of the Seller as secured party (subject to administrative delays and clerical errors on the part of the applicable governmental agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), the Seller's security interest (or beneficial interest therein) is assignable to and has been so assigned by the Seller to the Issuer, and at such time as enforcement of such security interest is sought, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle for the benefit of the Issuer (subject to administrative delays and clerical errors on the part of the applicable governmental agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest).

                          (xvii) Receivables in Force. No Receivable has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable, in whole or in part.

                         (xviii)    No Waiver.  No provision of a Receivable has
         been waived in such a manner that such Receivable fails either to meet all of the representations and warranties made by the Seller herein with respect thereto or to meet all of the conditions with respect thereto pursuant to this
         Section 3.1(b).

                           (xix) No Amendments. No Receivable has been amended except pursuant to either instruments included in the Receivable Files or instruments to be included in the Receivables Files pursuant to Section 4.2 (or otherwise maintained by the Seller in the ordinary course of its business), and no such amendment has caused such Receivable either to fail to meet all of the representations and warranties made by the Seller herein with respect thereto or to fail to meet all of the conditions with respect thereto pursuant to this Section 3.1(b).

                            (xx) No Defenses. As of the Cutoff Date, the Seller has no knowledge either of any facts which would give rise to any right of rescission, setoff, counterclaim, or defense, or of the same being asserted or threatened, with respect to any Receivable.

                           (xxi) No Liens. As of the Cutoff Date, the Seller has no knowledge of any Liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable.

                          (xxii) No Default. Except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and the Seller has not waived any of the foregoing.

                         (xxiii)    Insurance.  Each Receivable requires that
         the Obligor thereunder obtain theft and physical damage insurance covering the Financed Vehicle.

                          (xxiv) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates or the Notes is unlawful, void or voidable.

                           (xxv) All Filings Made. No filings (other than filings under the Relevant UCC which have been made) or other actions are necessary in any jurisdiction to give the Issuer a first perfected security interest in the Receivables.

                          (xxvi) One Original. There is no more than one original executed copy of each Receivable which, immediately prior to the delivery thereof to the Servicer, (as custodian for the Issuer) was in the possession of the Seller.

                         (xxvii)    Excluded Loans.  Each Receivable is not a
         Chase Connecticut Loan, Chase Florida Loan, Chase Lincoln
         Loan, Chase Maryland Loan [or a Receivable originated by or
         through a Dealer located in the State of [          ]], and
         has not been the subject of a previous securitization.

                        (xxviii)    Account Number.  Each Receivable has
         been assigned an account number that corresponds to the number assigned to the Dealer from or through whom such Receivable was acquired.

                  SECTION 3.2. Repurchase Upon Breach or Failure of a Condition. The Seller, the Servicer, the Trustee or the Owner
Trustee, as the case may be, shall inform the other parties in writing, upon the discovery by the Seller, the Servicer or an Authorized Officer of the Trustee or the Owner Trustee of either any breach of the Seller's representations and warranties set forth in Section 3.1(a) or the failure of any Receivable to satisfy any of the conditions set forth in Section 3.1(b) which materially and adversely affects the Holders' interest in any Receivable. Unless the breach or failed condition shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the Seller's option, the last day of the Collection Period in which such discovery occurred), the Seller shall repurchase any Receivable the Holders' interest in which was materially and adversely affected by the breach or failed condition, as of such last day. [Notwithstanding anything herein to the contrary, with respect to the breach of a representation or warranty in
Section 3.1(b)(xxviii), the Seller shall repurchase such Receivable regardless of its effect on the interest of the Holders or whether notice thereof has been delivered by any of the parties thereto, and repurchase of any such Receivable shall take place at any time as is administratively convenient for the Seller and the Servicer.]
In consideration of the repurchase of a Receivable, the Seller shall remit the Repurchase Amount of such Receivable as of such last day (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 4.3) in the manner specified in Section 5.4. The sole remedy of the Issuer, the Trustee or the Holders with respect either to a breach of the Seller's representations and warranties set forth in Section
3.1(a) or to a failure of any of the conditions set forth in
Section 3.1(b) shall be to require the Seller to repurchase
Receivables pursuant to this Section 3.2. The obligation of the Seller to repurchase under this Section 3.2 shall not be solely dependent upon the actual knowledge of the Seller of any breached representation or warranty. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.2 or the eligibility of any Receivable for purposes of this Agreement.

                  SECTION 3.3. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, agrees to have the Servicer act as custodian of the following documents or instruments (the "Receivables
Files") which are hereby constructively delivered to the Issuer with respect to each Receivable:

                             (i)    The original executed Receivable;

                            (ii) The original credit application or, if no such original exists, a copy thereof; and

                           (iii) Any and all other documents or records that the Seller or Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed
                  Vehicle.

                  The Servicer hereby agrees to act as custodian and as agent for the Issuer hereunder. The Servicer acknowledges that it holds the documents and instruments relating to the Receivables for the benefit of the Issuer. The Issuer shall have no responsibility to monitor the Servicer's performance as custodian and shall have no liability in connection with the Servicer's performance of such duties hereunder.

                  SECTION 3.4.    Duties of Servicer as Custodian.

                  (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Issuer, and maintain such accurate and complete accounts, records
(either original execution documents or copies of such originally executed documents shall be sufficient), and computer systems pertaining to the Receivables as shall enable the Issuer to comply with its obligations pursuant to this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files of comparable new or used automobile receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the files of all receivables owned or serviced by the Servicer which shall include the Receivable Files held by it under this Agreement and the related accounts, records, and computer systems, in such a manner as shall enable the Owner Trustee or the Trustee to identify all Receivable Files and such related accounts, records and computer systems and to verify, if the Owner Trustee or the Trustee so elects, the accuracy of the Servicer's recordkeeping. The Servicer shall promptly report to the Owner Trustee or the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided, and promptly take appropriate action to remedy any such failure.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of the locations specified in Schedule B to this Agreement, or at such other location as shall be specified to the Owner Trustee and the Trustee by 30 days' prior written notice. The Servicer shall make available to the Owner Trustee, the Trustee or their respective duly authorized representatives, attorneys, or auditors, the Receivable Files and the related accounts, records, and computer systems maintained by the Servicer at such times during normal operating hours as the Owner Trustee or Trustee shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

                  (c) Release of Documents. Upon instruction from the Trustee (or, if the Notes have been paid in full, by the Owner
Trustee), the Servicer shall release any document in the Receivable Files to the Trustee or Owner Trustee, its agent or its designee, as the case may be, at such place or places as such Person may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.
The Servicer shall not be responsible for any loss occasioned by the failure of the Owner Trustee or Trustee, its agent or its designee to return any document or any delay in doing so.

                  SECTION 3.5. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Trustee (or, if the Notes have been paid in full, the Owner Trustee). A certified copy of a by-law or of a resolution of the Board of Directors of the Owner Trustee or the Trustee shall constitute conclusive evidence of the authority of any such Authorized

Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Owner Trustee or Trustee.

                  SECTION 3.6. Custodian's Indemnification. The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Issuer, the Owner Trustee and the Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the wilful misfeasance, bad faith, or negligence of the Issuer, the Owner Trustee or Trustee.

                  SECTION 3.7. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.7 or until this Agreement shall be terminated. If the Servicer shall resign as Servicer under Section 7.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian may be terminated by the Trustee or by the Holders of Notes evidencing not less than 50% of the aggregate Outstanding Amount of the Notes (or, if there are no Notes outstanding, the Holders of Certificates representing not less than 50% of the Certificate Balance), in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.1. As soon as practicable after any termination of such appointment, the Servicer shall, at its expense, deliver the Receivable Files to the Issuer or the Issuer's agent at such place or places as the Issuer may reasonably designate. Notwithstanding the termination of the Servicer as custodian, the Owner Trustee agrees that upon any such termination, the Issuer shall provide, or cause its agent to provide, access to the Receivables Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.


                                  ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

                  SECTION 4.1.    Duties of Servicer.  The Servicer is

hereby authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables (other than Repurchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable new or used automobile receivables that it services for itself or others.
The Servicer's duties shall include collection and posting of all payments, responding to inquiries by Obligors or by federal, state, or local governmental authorities with respect to the Receivables, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices, advancing costs of disposition of defaults, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer hereunder; provided that the Servicer shall be permitted to take or to refrain from taking any action not specified in this Agreement with respect to servicing the Receivables if such action or inaction would not contravene any material term of this Agreement or materially adversely affect the interests of Holders. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Issuer to execute and deliver, on behalf of itself, the Owner Trustee, the Trustee and the Holders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, without recourse to the Issuer, with respect to the Receivables or with respect to the Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Issuer shall thereupon be deemed to have automatically assigned such Receivable and the related property conveyed to the Issuer with respect to such Receivable to the Servicer, solely for the purpose of collection. The Owner

Trustee shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Owner Trustee and as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  SECTION 4.2. Collection of Receivable Payments; Refinancing. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables and of this Agreement as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable new or used automobile receivables that it services for itself or others and that are consistent with prudent industry standards. In connection therewith, the Servicer may grant extensions, rebates or adjustments on a Receivable without the consent of the Issuer;

provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the date one month prior to the Certificate Final Scheduled Maturity Date, it shall promptly repurchase such Receivable pursuant to
Section 4.7. The Servicer is authorized in its discretion to waive any Late Fees that may be due in the ordinary course of collecting a Receivable; however, the Servicer shall not agree to any reduction of the underlying APR on any Receivable, to any reduction of the Principal Balance thereof, or to any reduction of the total number of payments due thereunder or, subject to the foregoing, to any reduction of the amount of any scheduled payment on a Receivable.

                  (b) Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and applying the proceeds of such refinancing to pay all obligations in full of such Obligor under such Receivable. The receivable created by the refinancing shall not be property of the Issuer.

                  SECTION 4.3. Realization Upon Receivables. The Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable which the Servicer shall have determined to be a Defaulted Receivable or otherwise. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile receivables, which may include reasonable efforts to realize upon any recourse to Dealers, consigning the Financed Vehicle to a Dealer for resale and selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover from proceeds all reasonable expenses incurred by it in the course of converting the Financed Vehicle into cash proceeds. The Liquidation
Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.2 and shall be applied to reduce (or to satisfy, as the case may be) the Repurchase Amount of the Receivable, if such Receivable is to be repurchased by the Seller pursuant to Section 3.2, or is to be purchased by the Servicer pursuant to Section 4.7. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.


                  SECTION 4.4.    [Reserved]

                  SECTION 4.5. Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with its customary servicing procedures, shall take such steps as are necessary to maintain perfection of the first priority security interest created in any Financed Vehicle which secures a Receivable. The Owner Trustee, on behalf of the Issuer, and the Trustee hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to reperfect such security interest in the event of the relocation of a Financed
Vehicle or for any other reason, in either case, when the Servicer has knowledge of the need for such re-perfection. In the event that the assignment of a Receivable to the Issuer and by the Issuer to the Trustee pursuant to the Indenture is insufficient without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Trustee a perfected security interest in the related Financed Vehicle, the Servicer hereby agrees that the Seller's listing as the secured party on the certificate of title is deemed in its capacity as agent of the Trustee and further agrees to hold such certificate of title as the Trustee's agent and custodian; provided, however, that the Servicer shall not, nor shall the Owner Trustee, the Trustee or Holders have the right to require that the Servicer, make any such notation on the related Financed Vehicles' certificate of title or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

                  SECTION 4.6. Covenants of Servicer. The Servicer hereby makes the following covenants on which the Issuer will rely in accepting the Receivables:

                             (i) Security Interest to Remain in Force. The Financed Vehicle securing each Receivable shall not be released from the security interest granted by the Receivable in whole or in part except if such Financed Vehicle is substituted in whole by the manufacturer, dealer or seller as a result of mechanical defects or a total loss of the Financed Vehicle because of accident or theft or as otherwise contemplated herein;

                            (ii) No Impairment. The Servicer shall not impair the rights of the Issuer, the Trustee or any Holder in the Receivables; and


                           (iii) Extensions, Defaulted Receivables. The Servicer shall not increase the number of payments under a Receivable, nor increase the Amount Financed under a Receivable, nor extend or forgive payments on a Receivable, except as provided in Section 4.2. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest; provided, however, that the last such payment shall be due on or prior to the Collection
                  Period immediately preceding the Certificate Final Distribution Date.

                  SECTION 4.7.    Purchase of Receivables Upon Breach.

                  The Seller, the Servicer, the Trustee or the Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery by the Seller, the Servicer or an Authorized Officer of the Trustee or the Owner Trustee, as the case may be, of any breach by the Servicer of its covenants under Section 4.6 which materially and adversely affects the interest of the Holders in any Receivable (for this purpose, any breach of the covenant set forth in Section 4.6(iii) shall be deemed to materially and adversely affect the interest of the Holders in a Receivable). Except as otherwise specified in Section 4.2, unless the breach shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the Servicer's election, the last day of the Collection Period in which such discovery occurred), the Servicer shall purchase any Receivable materially and adversely affected by such breach, as of such last day. In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 4.3) in the manner specified in Section 5.4. The sole remedy of the Issuer, the Owner Trustee, the Trustee or the Holders against the Servicer with respect to a breach pursuant to Section 4.2 or 4.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.7. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 4.7 or the eligibility of any Receivable for purposes of this Agreement.

                  SECTION 4.8.    Servicing Fee.  The Servicing
Fee for a Collection Period shall equal the sum of (i) the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the close of business on the last day of the immediately preceding
Collection Period and (ii) Late Fees received from Obligors during such Collection Period and in addition, as part of the Servicing Fee, the Servicer shall be entitled to receive investment earnings when and as paid on amounts on deposit in the Trust Accounts or earned on collections pending deposit in the Trust Accounts. The Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including fees and disbursements of the Issuer, the Owner Trustee, the Trustee, the Owner Trustee's and the Trustee's counsel, the Paying Agent, the Authenticating
Agent, the Note Registrar and the Certificate Registrar and independent accountants and auditors, taxes imposed on the Servicer, and other costs incurred in connection with administering and servicing the Receivables) except federal, state and local income and franchise taxes, if any, of the Issuer or any Holder or any expenses in connection with realizing upon Receivables under Section 4.3.

                  SECTION 4.9. Servicer's Certificate. On or before each Determination Date, the Servicer shall deliver to the Trustee, the Owner Trustee, the Paying Agent and the Rating
Agencies a Servicer's Certificate substantially in the form of Exhibit A hereto, for the Collection Period preceding such Determination Date, containing all information necessary to make the distributions pursuant to Section 5.5, and all information necessary for the Paying Agent to send statements to Holders pursuant to Section 5.7. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Issuer. The Servicer shall also specify each Receivable which the Seller or the Servicer is required to repurchase or purchase, as the case may be, as of the last day of the preceding Collection Period and each Receivable which the Servicer shall have determined to be a Defaulted Receivable during the preceding Collection Period. Subsequent to the Closing Date, the form of Servicer's Certificate may be revised or modified to cure any ambiguities or inconsistencies with this Agreement; provided, however, that no material information shall be deleted from the form of Servicer's Certificate. In the event that the form of Servicer's Certificate is revised or modified in accordance with the preceding sentence, a form thereof, as so revised or modified, shall be provided to the Owner Trustee, the Paying Agent, the Trustee and each Rating Agency.

                  SECTION 4.10.   Annual Statement as to Compliance.
(a) The Servicer shall deliver to a firm of independent certified public accountants, on or before March 31 of each year commencing
March 31, 199_, a certificate signed by the chairman of the

board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the

Servicer, stating that (a) a review of the activities of the Servicer during the year ended the preceding December 31 (or shorter period in the case of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such year (or shorter period in the case of the first such report), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer shall deliver to the Trustee, the Owner Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five
Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become Events of Servicing Termination under Section 8.1.
The Seller shall deliver to the Trustee and the Owner Trustee, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's
Certificate specifying any event which with the giving of notice or lapse of time, or both, would become Events of Servicing
Termination under Section 8.1.

                  SECTION 4.11. Annual Audit Report. The Servicer shall cause a firm of independent public accountants (which may provide other services to the Servicer or the Seller) to prepare a report
(with a copy of the certificate described in Section 4.10(a) attached) addressed to the Board of Directors of the Servicer, for the information and use of the Trustee, the Owner Trustee and the Rating Agencies on or before March 31 of each year, beginning
March 31, 199_, to the effect that, with respect to the twelve months (or shorter period in the case of the first such report) ended the preceding December 31, such firm has either (A) examined a written assertion by the Servicer about the effectiveness of the Servicer's internal control structure over the processing and reporting of transactions relating to securitized automobile loans with respect to the criteria set forth by the Servicer (the "Assertion") and that, on the basis of such examination, such firm is of the opinion that the Servicer's
Assertion is fairly stated in all material respects except for
(i) such exceptions as such firm believes to be immaterial and
(ii) such other exceptions as shall be set forth in such firm's report, or (B) such firm has performed the following Procedures:


1. For a sample of daily cash receipts during the preceding calendar year, perform the following:

         a. Trace total cash receipts to deposits on bank statements.
         b. Agree cash receipts for securitized loans to computer reports.

         c. Trace cash receipts for securitized loans to disbursements to the Owner Trustee and the Trustee.

2. For a sample of monthly cash receipt reports, perform the following:

         a. Agree total cash receipts per the cash receipt reports to "Total Payments From Obligors Applied to Collection Period" per monthly Servicer Certificates.
         b. Agree total principal payments per the cash receipt reports to "Principal Payments" per monthly Servicer Certificates.

3. For a sample of loans delinquent 30 days or more, selected from the loan delinquency report at a point in time, trace loan number to inclusion in the loan collection system.

The determination of which of the two alternative reports to be prepared and delivered, and the size of each sample to be tested, shall be decided in the sole discretion of the Servicer. The report of the independent certified public accountants shall also indicate that such accounting firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  SECTION 4.12. Access by Holders to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Holders access to the Receivable Files in such cases where the Holder shall be required by applicable statutes or regulations to have access to such documentation. Access by the Holders shall be afforded without charge, but only upon reasonable request and during normal business hours which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Nothing in this Section 4.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.12.

                  SECTION 4.13.     Reports to Holders and the Rating

Agencies. (a) The Trustee or the Owner Trustee, as applicable, shall provide to any Holder who so requests in writing (addressed to the Corporate Trust Office of such trustee) a copy of any Servicer's Certificate described in Section 4.9, of the annual statement described in Section 4.10, or the annual report described in Section 4.11. The Trustee or the Owner Trustee, as applicable, may require the Holder to pay a reasonable sum to cover the cost of the Trustee's or the Owner Trustee's, as applicable, complying with such request.

                  (b) The Trustee or the Owner Trustee, as applicable, shall forward to the Rating Agencies the statement to Holders described in Section 5.7 and any other reports it may receive pursuant to this Agreement to (i) Standard & Poor's Ratings
Services, Asset-Backed Surveillance Group, 25 Broadway, New York,
New York 10004 and (ii) Moody's Investors Service, Inc., ABS
Monitoring Dept., 99 Church Street, 4th Floor, New York, New York
10007.


                                   ARTICLE V

                        TRUST ACCOUNTS; DISTRIBUTIONS;
                       STATEMENTS TO CERTIFICATEHOLDERS

                  SECTION 5.1.    Establishment of Trust Accounts.
(a) The Servicer shall establish and maintain:

                             (i) For the benefit of the Noteholders and the Certificateholders, in the name of the Trustee, an Eligible Deposit Account for the deposit of Collections
                  (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                            (ii) For the benefit of the Noteholders, in the name of the Trustee, an Eligible Deposit Account for the deposit of distributions to the Noteholders (the
                  "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                           (iii) For the benefit of the Noteholders and the Certificateholders, in the name of the Trustee, an Eligible Deposit Account for the deposit of funds pursuant to Sections 5.1(d) and 5.5(c) (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                  Should any depositary of the Collection Account, the Note Distribution Account or the Reserve Account (collectively, the "Trust Accounts") or of the Certificate Distribution Account (including the Seller) cease to be either a Qualified Institution or a Qualified Trust Institution, then the Servicer shall, with the Seller's assistance as necessary, cause the related account to be moved to a Qualified Institution or a Qualified Trust Institution, unless the Servicer provides the Trustee with a letter from the Rating Agencies to the effect that the current ratings assigned to the Certificates and the Notes, by the Rating Agencies will not be adversely affected by such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

                  (b) All amounts held in the Trust Accounts and the Certificate Distribution Account shall be invested by the bank or trust company then maintaining the account (at the written direction of the Servicer (or, if investment earnings on amounts on deposit in the Certificate Distribution Account are not being paid to the Servicer, the Seller) in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Trust Accounts are maintained with the Trustee or the Certificate Distribution Account is maintained with the Owner Trustee, as applicable, for investment on which the Trustee or the Owner Trustee, as applicable, is the obligor
(including repurchase agreements on which the Trustee or the Owner Trustee, as applicable, in its commercial capacity is liable as principal), which investments may mature on such Distribution Date; provided, however, that once such amounts have been invested by such bank or trust company, as applicable, in Permitted Investments, such Permitted Investments must be held or maintained until they mature on or before the dates described above.

                  (c) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust
Accounts and in all proceeds thereof (excluding investment income thereon) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of Trustee for the benefit of the Noteholders and the Certificateholders, or the Noteholders, as the case may be.

                  (d)      On the Closing Date, the Seller shall deposit the

Reserve Account Deposit into the Reserve Account. Amounts on deposit in the Reserve Account will be released and distributed to the Seller and the General Partner on each Distribution Date to the extent that the amount on deposit in the Reserve Account (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) exceeds the Specified Reserve Account Balance. Upon any distribution to the Seller or the General Partner of amounts from the Reserve Account, Holders will not have any rights in, or claims to, such amounts. Amounts properly distributed to the Seller or the General Partner from the Reserve Account or otherwise shall not be available under any circumstances to the Issuer, the Trustee, the Owner Trustee or the Holders and the Seller or the General Partner shall in no event thereafter be required to refund any such distributed amounts.

                  (e) With respect to the Trust Account Property, the Trustee agrees, by its respective acceptance hereof, that:

                           (i) any Trust Account Property or any property in a Trust Account that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts subject to the last paragraph of Section 5.1(a); and, except as otherwise provided herein, each such Eligible Deposit
                  Account shall be subject to the exclusive custody and control of the Trustee and the Trustee shall have sole signature authority with respect thereto;

                            (ii) any Trust Account Property that constitutes Physical Property shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-
                  313(4) of the UCC) acting solely for the Trustee;

                           (iii) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                            (iv) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (iii) above shall be delivered to the Trustee in accordance with paragraph

                  (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security.

Effective upon Delivery of any Trust Account Property, the
Trustee shall be deemed to have represented that it has purchased such Trust Account Property for value, in good faith and without notice of any adverse claim thereto.

                  (f) The Servicer shall have the power, revocable by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting Trustee to carry out its duties under the Indenture. The Servicer will not direct the Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment or sale, if requested by the Trustee, the Servicer shall deliver to the Trustee an Opinion of Counsel, acceptable to the Trustee, to such effect.

                  SECTION 5.2. Collections. The Servicer shall remit daily within forty-eight hours of receipt to the Collection
Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds, both as collected during the Collection Period. Chase USA has requested that, so long as it is acting as the Servicer, the Servicer be permitted to make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this
Section 5.2 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 5.2, the Servicer shall remit such collections to the Collection Account in Automated Clearinghouse
Corporation next-day funds or immediately available funds no later than 11:00 a.m., New York City time, on the Deposit Date but only for so long as (i) either (a) the short-term certificate of deposit ratings of the Servicer are at least "P-1" by Moody's and "A-l" by Standard & Poor's or (b) the Servicer provides the Trustee with a letter from the Rating Agencies to the effect that the current ratings assigned to the Notes by the Rating Agencies will not be adversely affected by the remittance of Collections on a monthly, rather than a daily, basis and (ii) the Servicer shall be Chase USA. [Upon remittance by the Servicer of Collections to the Collection Account pursuant to the preceding sentence, the Paying Agent shall provide written notice to the Trustee and the Owner Trustee no later than 11 a.m., New York City time, on each Deposit Date setting forth the amounts remitted by the Servicer on such date and, if the Paying Agent fails to provide the Trustee and the Owner Trustee, with such written notice by 12 noon, New York City time, on such Deposit Date, then the Trustee and the Owner Trustee shall assume that no deposits were made to the Collection Account pursuant to this
Section 5.2.] For purposes of this Section 5.2 the phrase "payments made on behalf of the Obligors" shall mean payments made by Persons other than the Seller or the Servicer.

                  SECTION 5.3.    [Reserved].

                  SECTION 5.4. Additional Deposits. The Servicer, or the Seller, as the case may be, shall deposit into the Collection
Account the aggregate Purchase or Repurchase Amount pursuant to Sections 3.2 and 4.7, as applicable. All remittances shall be made to the Collection Account, in Automated Clearinghouse
Corporation next-day funds or immediately available funds, no later than 11 a.m., New York City time, on the Deposit Date.

                  SECTION 5.5. Distributions. (a) No later than 12 noon, New York City time, on each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be deposited from the Reserve Account into the Collection Account and from the Collection Account into the Note
Distribution Account and the Certificate Distribution Account with respect to the next succeeding Distribution Date.

                  (b) On the Business Day prior to each Distribution Date, the Servicer shall instruct the Trustee in writing (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section

4.9) to withdraw from the Reserve Account and deposit in the Collection Account and the Trustee shall so withdraw and deposit the Reserve Account Transfer Amount for such Distribution Date.

                  (c) Not later than 12:00 noon, New York City time, on each Distribution Date, at the Servicer's direction, the Trustee, or the Paying Agent on behalf of the Trustee, shall cause to be made the following distributions, by wire transfer of immediately available funds, in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                            [(i)    to the Servicer, to the extent of the Total
                  Distribution Amount, the sum of (x) the Servicing Fee for the preceding Collection Period, plus (y) the amount of any Servicing Fee previously due but not paid, if any, to the extent such amounts are not deducted from the Servicer's remittance to the Collection Account pursuant to Section 5.6;

                            (ii) to the Administrator, to the extent of the Total Distribution Amount (as such amount has been reduced by the distribution described in clause (c)(i) above), an amount equal to sum of (x) $____ on account of its monthly fee, plus (y) the amount of any Administration Fee due to the Administrator previously due but not paid, if any, to the extent such amounts are not deducted from the Servicer's remittance to the Collection Account pursuant to Section 5.6;]

                           (iii) to the Note Distribution Account, to the extent of the sum of the Total Distribution Amount remaining after the distributions described in clauses
                  (c)(i) and (ii) above and the Reserve Account Transfer Amount, if any, for such Distribution Date, the Noteholders' Interest Distributable Amount;

                            (iv) to the Owner Trustee for deposit in the Certificate Distribution Account, to the extent of the sum of the Total Distribution Amount and the Reserve
                  Account Transfer Amount, if any, for such Distribution Date, remaining after the distributions described in clauses
                  (c)(i) through (iii) above, the Certificateholders' Interest Distributable Amount;

                             (v) to the Note Distribution Account, to the extent of the sum of the Total Distribution Amount and the Reserve Account Transfer Amount, if any, for such Distribution Date, remaining after the distributions described in clauses (c)(i) through (iv) above, the Noteholders' Principal Distributable Amount;

                            (vi) to the Owner Trustee for deposit in the Certificate Distribution Account, to the extent of the sum of the Total Distribution Amount and the Reserve Account Transfer Amount, if any, for such Distribution Date remaining after the distributions described in clauses

                  (c)(i) through (v) above, the Certificateholders' Principal Distributable Amount; and

                           (vii)    to the Reserve Account, any amounts
                  remaining.

                  In the event that the Collection Account is maintained with an institution other than the Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this Section 5.5(c) on the related
Deposit Date.

                  SECTION 5.6. Net Deposits. Chase USA (in whatever capacity) may make the remittances pursuant to Sections 5.2 and
5.4 above, net of amounts to be retained by it or distributed to it (also in whatever capacity) pursuant to Section 4.8 (if applicable) and Section 5.5, if (a) it shall be the Servicer and
(b) it is entitled, pursuant to Section 5.2, to make deposits on a monthly basis, rather than a daily basis. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed separately.

                  SECTION 5.7. Statements to Certificateholders and Noteholders. (a) On each Distribution Date, the Servicer shall provide to the Trustee (with a copy of the Rating Agencies) and to the Owner Trustee (for the Owner Trustee to forward to each Certificateholder of record pursuant to the Trust Agreement) a statement substantially in the form of [Exhibit A to Schedule E]
(or such other form that is acceptable to the Trustee, the Owner Trustee and the Servicer) setting forth at least the following information as to the Notes (separately stating such information as to the Class A-1 Notes and the Class A-2 Notes) and the Certificates, to the extent applicable:

                             (i) the amount of such distribution allocable to principal;

                            (ii) the amount of such distribution allocable to interest;

                           (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                            (iv) the Outstanding Amount of each class of the Notes, the Class A-1 Note Pool Factor, the Class A-2
                  Note Pool Factor, the Certificate Balance and the Certificate Pool Factor, in each case after giving effect to payments allocated to principal reported under (i) above;

                             (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

                            (vi) the amount of the Administration Fee paid to the Administrator with respect to such Collection
                  Period;

                           (vii) the aggregate amount of the Purchase Amounts for Purchased Receivables with respect to the related Collection Period paid by each of the Seller and the Servicer (accounted for separately);

                          (viii) the amount of Aggregate Net Losses and Aggregate Principal Balance of Defaulted Receivables, if any, for such Collection Period;

                            (ix) the balance of the Reserve Account on such Distribution Date, after giving effect to deposits and withdrawals made with respect to such Distribution
                  Date;

                             (x) the Specified Reserve Account Balance for such Distribution Date;

                            (xi) the Total Distribution Amount for such Collection Period;

                           (xii) the Noteholders' Distributable Amount, the components thereof, and the amount, if any, to be withdrawn from the Reserve Account and deposited into the Note Distribution Account pursuant to Section
                  5.5(c); and

                          (xiii) the Certificateholder's Distributable Amount, the components thereof, and the amount, if any, to be withdrawn from the Reserve Account and deposited into the Certificate Distribution Account pursuant to
                  Section 5.5(d).

                           (xiv)   the aggregate amount of the Purchase
                  Amounts for Purchased Receivables with respect to such Collection Period;

                           (xv) the amount of Aggregate Net Losses, if any, for such Collection Period; and

                           (xvi) the balance of the Reserve Account on such Distribution Date, after giving effect to deposits and withdrawals made with respect to such Distribution
                  Date;

                           (xvii) the Specified Reserve Account Balance for such Distribution Date;


                           (xviii)   the Noteholders' Distributable Amount, the
                  components thereof, and the amount, if any, to be withdrawn from the Reserve Account and deposited into the Note Distribution Account pursuant to Section
                  5.05(c); and

                           (xix) the Certificateholder's Distribution Amount, the components thereof, and the amount, if any, to be withdrawn from the Reserve Account and deposited into the Certificate Distribution Account pursuant to
                  Section 5.05(d).

                  Each amount set forth pursuant to subclause (i), (ii),
(v), (vi), (xi) or (xii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

                  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Trustee shall mail to each Person who at any time during such calendar year shall have been a Noteholder and received any payment thereon, a statement containing the amounts described in (i) and (ii) above and any other information required by applicable tax laws, for the purposes of such Noteholder's preparation of Federal income tax returns.


                                  ARTICLE VI

                                  THE SELLER

                  SECTION 6.1. Representations of Seller. The Seller makes the following representations on which the Issuer shall rely in acquiring the Receivables. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Issuer and pledge thereof to the Trustee pursuant to the Indenture.

                             (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

                            (ii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to the Issuer as the Owner Trust Estate and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party has been duly authorized by the Seller by all necessary corporate action.

                           (iii) Valid Sale; Binding Obligations. This Agreement effects a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; this Agreement and each of the other Basic Documents to which it is a party constitutes a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                            (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                             (v) No Proceedings. There are no proceedings or investigations pending, or, to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (a) asserting the invalidity of this Agreement, any other Basic Document, the Notes or the Certificates, (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, the Notes or the Certificates, or (d) relating to the Seller and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

                  SECTION 6.2. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller in such capacity under this Agreement and shall have no other obligations or liabilities hereunder.

                  The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income), arising out of the transactions contemplated by this Agreement and the other Basic Documents, and costs and expenses in defending against the same.

                  The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's wilful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder and (ii) the Seller's violation of federal or state securities laws in connection with the registration of the sale of the Notes and the Certificates.

                  Indemnification under this Section 6.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Issuer, the Owner Trustee or the Trustee, respectively, pursuant to this Section 6.2 and the Issuer, the Owner Trustee or the Trustee, respectively, thereafter shall collect any of such amounts from others, the Issuer, the Owner Trustee or the Trustee, respectively, shall repay such amounts to the Seller, without interest.

                  SECTION 6.3. Merger or Consolidation of Seller. Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Seller shall be a party, or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation or other entity shall be bound to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller shall give prompt written notice of any merger or consolidation to the Issuer, the Owner Trustee, the Trustee, the Servicer and the Rating Agencies.

                  SECTION 6.4. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under any other Basic Documents. The Seller shall not be under any obligation under this Agreement to appear in, prosecute, or defend any legal action that shall be unrelated to its obligations under this Agreement or any other Basic Document, and that in its opinion may involve it in any expense or liability.

                  SECTION 6.5. Seller May Own Notes and Certificates. The Seller and any Person controlling, controlled by, or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Noteholder" or "Certificateholder" specified in

Section 1.1. Notes or Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes or Certificates, as applicable.


                                  ARTICLE VII

                                 THE SERVICER

                  SECTION 7.1. Representations of Servicer. The Servicer makes the following representations on which the Issuer shall rely in acquiring the Receivables. The representations shall speak as of the execution and delivery of this Agreement
(or as of a date a Person (other than the Trustee) becomes

Servicer pursuant to Section 7.3 and Section 8.2 in a case of a successor to the Servicer), and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                             (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a national banking association or corporation and is in good standing under the laws of the United States of America or the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer.

                            (ii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out the terms thereof; and the execution, delivery, and performance of this Agreement and the other Basic Documents has been duly authorized by the Servicer by all necessary corporate action.

                           (iii) Binding Obligations. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer enforceable in accordance with their respective terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights, whether considered in a proceeding at law or in equity.

                            (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                             (v) No Proceedings. There are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (a) asserting the invalidity of this Agreement, the Notes or the Certificates, (b) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, the Notes or the Certificates, or (d) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

                            (vi) Fidelity Bond. The Servicer maintains a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of retail automotive installment sales contracts.

                  SECTION 7.2. Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and shall have no other obligations or liabilities hereunder.

                             (i) The Servicer shall defend, indemnify, and hold harmless the Issuer, the Owner Trustee, the Trustee and the Holders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

                            (ii) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Trustee from and against any taxes that may at any time be asserted against the Issuer with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes or the

                  Certificates, or asserted with respect to ownership of the Receivables or federal, state or other income taxes, including franchise taxes measured by net income) arising out of distributions on the Notes or the Certificates and costs and expenses in defending against the same.

                           (iii) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Trustee and the Holders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Owner Trustee, the Trustee or the Holders through the wilful misfeasance, gross negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.


                  Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. The indemnification obligations of the Servicer set forth in this Section 7.2 shall survive the termination of such Servicer with respect to any act or failure to act which occurs prior to such Servicer's termination.

                  SECTION 7.3. Merger or Consolidation of Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation or other entity shall be bound to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement.
The Servicer shall promptly inform the Issuer, the Owner Trustee, the Trustee, the Seller and the Rating Agencies in writing of any such merger or consolidation.

                  SECTION 7.4.    Limitation on Liability of Servicer and
Others.

                  (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Trustee or the Holders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of wilful misfeasance, gross negligence, or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, except that employees of either the Servicer or its affiliates will be protected against any liability that would otherwise be imposed by reason of negligence. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

                  (b)      The Servicer, and any director, or officer,

employee or agent of the Servicer, shall be indemnified by the Issuer and held harmless against any loss, liability, or expense (including reasonable attorneys' fees and expenses) incurred in connection with any legal action relating to the performance of the Servicer's duties under this Agreement, other than (i) any loss or liability otherwise reimbursable pursuant to this Agreement or the Basic Documents; (ii) any loss, liability, or expense incurred solely by reason of the Servicer's wilful misfeasance, negligence, or bad faith in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties under this Agreement or the Basic Documents; and (iii) any loss, liability, or expense for which the Issuer is to be indemnified by the Servicer under this Agreement or the Basic Documents. Any amounts due the Servicer pursuant to this Section shall be payable on a Distribution Date from the Collection Account only after all payments required to be made on such date to the Holders and the Servicer have been made.

                  (c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Holders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this Section shall be payable on a Distribution Date from the Collection
Account only after all payments required to be made on such date to the Holders and the Servicer shall have been made.

                  The Person to be indemnified shall provide the Issuer, the Owner Trustee and the Trustee with a certificate and accompanying Opinion of Counsel requesting indemnification and setting forth the basis for such request.

                  SECTION 7.5. Servicer Not To Resign. Except as permitted by Section 7.3, the Servicer shall not resign from its obligations and duties under this Agreement except (i) upon determination that the performance of its duties shall no longer be permissible under applicable law or (ii) in the event of the appointment of a successor Servicer, upon receipt by the Issuer of notice from each of Standard & Poor's and Moody's to the effect that the rating then assigned to the Certificates or the Notes by each respective rating agency will not be withdrawn or reduced as a result of such resignation and such appointment. Notice of any such determination permitting the resignation of Chase USA shall be communicated to the Issuer, the Trustee, the Owner Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Trustee and the Owner Trustee concurrently with such notice. No such resignation shall become effective until the Trustee (which shall not be obligated to act as successor Servicer if the Servicer has resigned for a reason other than that the performance of its duties are no longer permissible under applicable law) or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder in accordance with Section 8.2.

                  SECTION 7.6. Delegation of Duties. So long as Chase USA acts as Servicer, the Servicer shall have the right, in the ordinary course of its business, to delegate any of its duties under this Agreement to any Person. Any compensation payable to such Person shall be paid by the Servicer from its own funds and none of the Issuer, the Owner Trustee, the Trustee or the Holders shall have any liability to such Person with respect thereto.
Notwithstanding any delegation of duties by the Servicer pursuant to this Section 7.6, the Servicer shall not be relieved of its liability and responsibility with respect to such duties, and any such delegation shall not constitute a resignation within the meaning of Section 7.5. Any agreement that may be entered into by the Servicer and a Person that provides for any delegation of the Servicer's duties hereunder shall be deemed to be between the Servicer and such Person alone, and the Issuer, the Owner
Trustee, the Trustee and Holders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect thereto.


                                 ARTICLE VIII

                        EVENTS OF SERVICING TERMINATION

                  SECTION 8.1. Events of Servicing Termination. Any one of the following events which shall occur and be continuing shall constitute an event of default hereunder (each, a "Events of Servicing Termination"):

                             (i) Any failure by the Servicer to deliver to the Trustee the Servicer's Certificate for the related
                  Collection Period, or any failure by the Servicer to deliver to the Trustee, for deposit in any of the Trust Accounts or the Certificate Distribution Account, any proceeds or payment required to be so delivered under the terms of the Certificates or the Notes and this Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for a period of five Business Days after (A) discovery by an officer of the Servicer or (B) written notice (1) to the Servicer by the Trustee or the Owner Trustee or (2) to the Trustee or Owner Trustee, as applicable, and the Servicer by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes (or, if the Notes have been paid in full, by Holders of the Certificates evidencing not less than 25% of the Certificate
                  Balance);

                            (ii) Failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the Indenture, which failure shall
                  (a) materially and adversely affect the rights of the Issuer or the Holders, and (b) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Trustee or the Owner Trustee, or (2) to the Trustee or the Owner Trustee, as applicable, and the Servicer by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes (or, if the Notes have been paid in full, by Holders of the Certificates evidencing not less than 25% of the Certificate
                  Balance);

                           (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                            (iv)   The consent by the Servicer to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon the occurrence of any Events of Servicing Termination described above, and in each and every case and for so long as such Events of Servicing Termination shall not have been remedied, either the Trustee or the Holders of Notes evidencing not less than 50% of the Outstanding Amount of the Notes (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or the Holders of Certificates evidencing not less than 50% of the Certificate Balance), by notice given in writing to the Servicer (and to the Trustee or the Owner Trustee, as applicable, if given by Holders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates, the Notes or the Receivables or otherwise, shall pass to and be vested in the Trustee pursuant to this Section 8.1; and, without limitation, the Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the Servicer in the Collection Account, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this
Section 8.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Trustee and the Owner Trustee shall give written notice of any termination of the Servicer to their related Holders, and the Trustee shall give such notice to the Rating Agencies.


                  SECTION 8.2. Trustee to Act; Appointment of Successor. Upon the Servicer's receipt of notice of termination pursuant to Section 8.1 or resignation pursuant to Section 7.5, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution
(x) having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for such institution and (y) whose regular business shall include the servicing of automobile receivables, as successor Servicer under this Agreement; provided, that the appointment of any such successor Servicer will not result in the withdrawal or reduction of the outstanding rating assigned to the Certificates or the Notes by Rating Agency. In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Unless the Trustee shall be prohibited by law from so acting, the Trustee shall not be relieved of its duties as successor Servicer under this Section 8.2 until the newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under this Agreement.

                  SECTION 8.3. Notification to Noteholders and Certificateholders. Upon any Servicer termination, or appointment of a successor Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders and the Trustee shall give prompt written notice thereof to the Noteholders, at their respective addresses of record, and to the Rating Agencies.

                  SECTION 8.4. Waiver of Past Defaults. The Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes (or, the Holders of Certificates evidencing not less than a majority of the Certificate Balance, in the case of any Event of Servicing Termination that does not adversely affect the Trustee or the Noteholders) may, on behalf of all such Holders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give prompt written notice of any waiver to the Rating Agencies.


                                  ARTICLE IX

                                  TERMINATION

                  SECTION 9.1. Optional Purchase of All Receivables; Trust Termination. (a) As of the last day of any Collection
Period as of which the Pool Balance shall be equal to or less than the Optional Purchase Percentage of the Original Pool
Balance, the Servicer shall have the option to purchase the Owner
Trust Estate, other than the Trust Accounts and the Certificate Distribution Account. To exercise such option, the Servicer shall notify the Trustee, the Owner Trustee, the Note Registrar and the Certificate Registrar in writing, no later than the 25th day of the Collection Period following which purchase is to be effected, shall pay the aggregate Repurchase Amount for the Receivables (including Defaulted Receivables) and shall succeed to all interests in, to and under such property. The payment shall be made in the manner specified in Section 5.4, and shall be distributed pursuant to Section 5.5. The Trustee shall not permit the purchase of the Owner Trust Estate pursuant to this Section unless either (i) the Servicer's long-term unsecured debt is rated at the time of such purchase at least BBB- and Baa3 by the Rating Agencies, or (ii) the Servicer provides to the Trustee an Opinion of Counsel in form reasonably satisfactory to the Trustee and in form and substance satisfactory to the Rating
Agencies to the effect that such purchase will not constitute a fraudulent transfer under applicable state and federal law.

                  (b) Upon any sale of the assets of the Issuer pursuant to Section 9.2 of the Trust Agreement or Article V of the Indenture, the Servicer shall instruct the Trustee or the Owner

Trustee, as applicable, in writing to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Sale Proceeds") in the Collection Account. On the Distribution Date on which the Sale Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Trustee or the Owner Trustee, as applicable, in writing to make, and the Trustee or the Owner Trustee, as applicable, shall make the following deposits and distributions (after the application on such Distribution Date of the Total Distribution Amount pursuant to Section 5.5) from the Sale Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale on investments therein):

                             (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

                            (ii)   to the Note Distribution Account, the
                  Outstanding Amount of the Notes (after giving effect to the reduction in the Outstanding Amount of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date);

                           (iii) to the Certificate Distribution Account, any portion of the Certificateholders' Interest
                  Distributable Account not otherwise deposited into the Certificate Distribution Account on such Distribution
                  Date; and

                            (iv) to the Certificate Distribution Account, the Certificate Balance and any Certificateholders'
                  Principal Carryover Shortfall (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution
                  Account on such Distribution Date).

Any Sale Proceeds remaining after the deposits described above shall be paid to the Seller.

                  (c) Notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee, the Trustee and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.


                  (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder (other than rights to receive payments under Section 5.5(b)) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trustee pursuant to this Agreement.

                  (e) After the payment to the Trustee, the Owner Trustee, the Holders and the Servicer of all amounts required to be paid under this Agreement, the Indenture and the Trust
Agreement, any amounts on deposit in the Reserve Account or the Collection Account shall be paid to [the Seller] and any other asset remaining in the Owner Trust Estate shall be distributed to [the Seller].

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

                  SECTION 10.1. Amendment. This Agreement may be amended by the Seller, the Servicer and the Owner Trustee, with the prior consent of the Trustee and prior notice to the Rating Agencies but without prior notice to or the consent of any of the

Holders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement which may be inconsistent with any other provisions herein, to evidence a succession to the Servicer or the Seller pursuant to this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Officer's Certificate and/or an Opinion of Counsel delivered to the Owner Trustee and the Trustee, adversely and materially affect the interests of the Issuer or any of the Holders and provided, further, that the Servicer shall deliver written notice of such changes to each Rating Agency prior to the execution of any such amendment, or (ii) to effect a transfer or assignment in compliance with Section 10.7(i) of this Agreement. Notwithstanding the foregoing, no amendment modifying the provisions of Section 5.5 shall become effective without the prior written confirmation of each of the Rating Agencies that such amendment will not result in a downgrade or withdrawal of any of the then current ratings assigned by them to the Certificates and the Notes.

                  This Agreement may also be amended from time to time by the Seller, the Servicer and the Owner Trustee, with the consent of the Trustee, the Holders of Certificates evidencing at least a majority of the Certificate Balance of the Certificates and the consent of the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders (including effecting a transfer or assignment in compliance with Section 10.7(a)(ii) of this Agreement); provided, however, that no such amendment, except with the consent of the Holders of all Certificates or Notes, as applicable, then outstanding, shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of Receivables, or distributions that shall be required to be made on any Certificate or Note, or (b) reduce the aforesaid percentage of the Certificate Balance of the Certificates or the Outstanding Amount of the Notes required to consent to any such amendment.

                  Promptly after the execution of any amendment or consent referred to in this Section 10.1, the Owner Trustee shall furnish a copy of such amendment or consent to the Trustee and each Noteholder and Certificateholder and to the Rating Agencies.

                  It shall not be necessary for the consent of the Trustee, the Certificateholders or the Noteholders pursuant to this Section10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Trustee and the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Owner Trustee shall not be obligated to enter into any such amendment which affects the Trustee's and the Owner Trustee's own rights, duties or immunities under this Agreement.

                  Prior to the execution of any amendment to this Agreement, other than an amendment permitted pursuant to clause
(i) of the first paragraph of this Section 10.1, the Servicer shall have received prior written confirmation from each of the Rating Agencies that the rating of the Certificates and the Notes then assigned by them will not be reduced or withdrawn as a result of such amendment.


                  SECTION 10.2.   Protection of Title to Owner Trust
Estate.

                  (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer and the Trustee in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of 9-402(7) (or any comparable section) of the Relevant UCC, unless it shall have given the Owner Trustee and the Trustee at least 30 days prior written notice thereof.

                  (c) The Seller and the Servicer shall give the Owner Trustee and the Trustee at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly, by numerical code or otherwise, that such Receivable is owned by the Issuer and has been pledged to the

Trustee. Indication of the Issuer's and Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full, repurchased or assigned pursuant hereto.

                  (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in a new or used automobile receivables to any prospective purchaser, creditor, or other transferee, the Seller or the Servicer, as the case may be, shall give to such prospective purchaser, creditor, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Trustee.

                  (g) The Servicer shall permit the Trustee and the Owner Trustee and their respective agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations to inspect, audit, and make copies of and abstracts from the Servicer's records regarding the Receivables.

                  (h) Upon request, the Servicer shall furnish to the Owner Trustee or the Trustee, within five Business Days, a list of all Receivables by contract number and name of Obligor then held by the Issuer, together with a reconciliation of such list to the Schedule of Receivables attached as Schedule A to this Agreement and to each of the Servicer Certificates indicating removal of Receivables from the Owner Trust Estate.

                  (i) The Servicer shall deliver to the Owner Trustee and the Trustee:

                             (i) upon the execution and delivery of this Agreement, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and


                            (ii)    on or before March 31 of each year,
                  commencing with [March 31], 199__, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee in the Receivables, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the provisions of Section 10.5, such Opinion of Counsel may be sent by regular non-certified mail, and such mailed opinion shall be deemed delivered when so mailed.

                  (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                  (k) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 10.3.   [Reserved].

                  SECTION 10.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provision, and the obligations, rights, remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 10.5. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, c/o Chase Automotive
Finance, 900 Stewart Avenue, Garden City, New York 11530
Attention: Financial Controller, or at such other address as shall be designated by the Seller in a written notice to the Trustee, (b) in the case of the Servicer, c/o Chase Automotive

Finance, 900 Stewart, Garden City, New York 11530, Attention:

Financial Controller, or at such other address as shall be designated by the Servicer in a written notice to the Trustee,
(c) in the case of the Trustee, at ____________________________,
___________, _________ __________ Attention: __________________,
and, (d) in the case of the Issuer and the Owner Trustee, at ______________________, ___________, _________ _____, Attention:
______________________. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice to a Holder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder shall receive such notice.

                  SECTION 10.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or of the Notes or the rights of the Holders thereof.

                  SECTION 10.7.   Assignment[; References to Chase USA].
(a) Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.3 and 9.3, neither the Seller nor the Servicer may assign all, or a portion of, its rights, obligations and duties under this Agreement unless (i) (A) such transfer or assignment will not result in a reduction or withdrawal by Standard & Poor's or Moody's of the rating then assigned to the Notes or the Certificates and (B) the Trustee and the Owner Trustee have consented to such transfer or assignment, which consents shall not be unreasonably withheld or (ii) the Trustee, the Owner Trustee and Holders of Certificates evidencing not less than 51% of the Certificate Balance and the consent of the Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Notes, consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor Servicer has assumed the Servicer's rights, duties and obligations under this Agreement. In the event of a transfer or assignment pursuant to clause (ii) above, the Rating Agencies shall be provided with notice of such transfer or assignment.

                  [(b)     References in this Agreement to Chase USA as
Seller and/or Servicer hereunder shall refer to a national banking association having its principal executive offices located at 200 Jericho Quadrangle, Jericho, New York 11759 and shall be deemed to include any successor or assign Chase USA (New
York) in connection with the Proposed Merger.]

                  SECTION 10.8. Certificates and Notes Nonassessable and Fully Paid. The interests represented by the Certificates and

Notes shall be nonassessable for any losses or expenses of the Issuer or for any reason whatsoever, and, upon authentication thereof by the Trustee and the Owner Trustee pursuant to the Trust Agreement and the Indenture, respectively, each Certificate and Note shall be deemed fully paid.

                  SECTION 10.9. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and Noteholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

                  SECTION 10.10. Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the other property constituting the Owner Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

                  SECTION 10.11. Limitation of Liability of Owner Trustee and Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by ____________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall ____________________ in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledge and accepted by ________________________ not in its individual capacity but solely as Trustee, and in no event shall ____________________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  IN WITNESS WHEREOF, the parties have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                      CHASE MANHATTAN BANK USA, N.A.,
                                         as Seller and Servicer


                                      By ______________________________
                                      Name:
                                      Title:



                                      CHASE MANHATTAN AUTO OWNER TRUST,
                                               SERIES 199__-__
                                               as Issuer


                                      By ______________________________,
                                           not in its individual
                                           capacity but solely as
                                           Owner Trustee on behalf
                                           of the Issuer

                                      By:______________________________
                                      Name:
                                      Title:

Acknowledged and Accepted:



________________________________
not in its individual capacity,
but solely in its capacity
as Trustee

By:_________________________
   Name:
   Title:

                                                              SCHEDULE A


                             [LIST OF RECEIVABLES]

                Delivered to the Owner Trustee and the Trustee
                             on the Closing Date.

                                                              SCHEDULE B


                         Location of Receivable Files


[The Chase Manhattan Bank]
20 Clinton Avenue South
5th Floor
SENECA Building
Rochester, New York  14604

Iron Mountain
Route 9-W South
P.O. Box 477
Pt. Ewen, NY  12466

[The Chase Manhattan Bank]
900 Stewart Avenue
Garden City, NY  11530

                                                          EXHIBIT A



                       [FORM OF SERVICER'S CERTIFICATE]

                                                           EXHIBIT B



               [FORM OF CERTIFICATEHOLDER AND NOTEHOLDER REPORT]




                                      E-1